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EXHIBIT 10.23

AMENDED AND RESTATED UNSECURED PROMISSORY NOTE

$150,000.00	March 31, 2001

        WHEREAS, on July 13, 2000, Ronald D. Zimmerman ("Borrower") executed an unsecured promissory note ("Note") for $150,000 in favor of QuickLogic Corporation, a Delaware corporation ("QuickLogic") and the note was subsequently amended on January 18, 2001;

        WHEREAS, the principal and interest under the Note were due and payable on March 31, 2001 under the amendment; and

        WHEREAS, Borrower and QuickLogic now desire to amend and restate the Note to provide that the principal and interest under the Note shall be due and payable upon demand by QuickLogic;

        NOW THEREFORE, Borrower and QuickLogic agree as follows:

        For value received, Borrower promises to pay to QuickLogic the principal sum of $150,000.00 with interest thereof accrued from July 13, 2000 at the annual simple interest rate of 5.0%, on the unpaid balance of the principal sum. Said principal and all accrued interest shall be due and payable upon demand by QuickLogic.

        In the event that Borrower breaches this agreement by failing to pay principal and interest when due, QuickLogic may withhold salary or cause the exercise and sale of Borrower's options to purchase QuickLogic shares. Proceeds from such sale, up to the balance due, will be paid directly to QuickLogic.

        The holder of this Note shall have full recourse against the undersigned personally for failure to pay the Note as and when due.

        The principal is payable in lawful money of the United States of America. The privilege is reserved to prepay any portion of the Note at any time without any pre-payment penalty.

        Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. This Note shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

Borrower:
/s/ RONALD D. ZIMMERMAN Ronald D. Zimmerman
QuickLogic Corporation:
Signature:	/s/ ARTHUR O. WHIPPLE
Title:	CFO
Name:	Arthur O. Whipple

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  EXHIBIT 10.23
AMENDED AND RESTATED UNSECURED PROMISSORY NOTE